Exhibit 99.1

BILL to Offer $1.0 Billion of Convertible Senior Notes due 2030

SAN JOSE, Calif., December 2, 2024 – BILL Holdings, Inc. (NYSE: BILL) (“BILL”) today announced that it proposes to offer $1.0 billion aggregate principal amount of convertible senior notes due 2030 (the “Notes”), subject to market conditions and other factors. The Notes are to be offered and sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). BILL also intends to grant the initial purchasers of the Notes an option to purchase, within a 13-day period from, and including the date on which the Notes are first issued, up to an additional $150.0 million aggregate principal amount of Notes.

The Notes will be senior, unsecured obligations of BILL, and interest will be payable semiannually in arrears.

The Notes will mature on April 1, 2030, unless earlier converted, redeemed or repurchased in accordance with the terms of the Notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding January 1, 2030, the Notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of BILL’s common stock (the “common stock”), cash or a combination of cash and shares of common stock, at the election of BILL.

Holders of the Notes will have the right to require BILL to repurchase for cash all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the Notes). BILL will also be required to increase the conversion rate for holders who convert their Notes in connection with certain fundamental changes or a redemption notice, as the case may be, prior to the maturity date. The Notes will be redeemable, in whole or in part, for cash at BILL’s option at any time, and from time to time, on or after December 1, 2027, but only if the last reported sale price per share of BILL’s common stock has been at least 130% of the conversion price then in effect for a specified period of time.

The interest rate, conversion rate, offering price and other terms are to be determined upon pricing of the Notes.

BILL expects to use a portion of the net proceeds to pay the cost of the capped call transactions described below, to repurchase a portion of its outstanding convertible senior notes due 2025 and/or convertible senior notes due 2027 (together, the “Existing Notes”) and to repurchase up to $200 million of shares of BILL’s common stock. BILL intends to use the remaining net proceeds for general corporate purposes, which may include additional repurchases of the Existing Notes from time to time following the offering, or the repayment at maturity, of the Existing Notes, additional repurchases of the common stock, working capital, capital expenditures and potential acquisitions and strategic transactions.

In connection with the pricing of the Notes, BILL expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to offset potential dilution to the common stock upon any conversion of the Notes and/or reduce any cash payments BILL is required to make in excess of the principal amount of converted Notes, as the case may be, with such offset subject to a cap. If the initial purchasers exercise their option to purchase additional Notes, BILL expects to enter into additional capped call transactions with the option counterparties.

It is expected that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates will purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the Notes.

This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or any other securities of BILL in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during the observation period for conversions of Notes on or following January 1, 2030, (y) following any conversion of Notes prior to January 1, 2030 or in connection with any repurchase or redemption of the Notes, to the extent BILL unwinds a corresponding portion of the capped call transactions, and (z) if BILL otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the holder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and the value of the consideration that the holder would receive upon conversion of the Notes.

Concurrently with the pricing of the Notes, BILL expects to enter into one or more privately negotiated transactions with one or more holders of the 2025 Notes and/or the 2027 Notes to repurchase for cash certain of the Existing Notes on terms to be negotiated with each holder (each, an “Existing Note Repurchase”). The terms of each Existing Note Repurchase will depend on a variety of factors. No assurance can be given as to how much, if any, of the 2025 Notes or the 2027 Notes will be repurchased or the terms on which they will be repurchased. The offering of the Notes is not contingent upon the repurchase of the Existing Notes.

In connection with any Existing Note Repurchase, BILL expects that holders of the Existing Notes who agree to have their Existing Notes repurchased and who have hedged their equity price risk with respect to such Existing Notes (the “hedged holders”) will unwind all or part of their hedge positions by buying BILL’s common stock and/or entering into or unwinding various derivative transactions with respect to the common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of BILL’s common stock, resulting in a higher effective conversion price of the Notes.

BILL also intends to use a portion of the net proceeds from the offering to repurchase up to $200 million of shares of its common stock from purchasers of Notes in the offering in privately negotiated transactions with or through one of the initial purchasers or its affiliates concurrently with the pricing of the Notes (the “Share Repurchases”), and BILL expects the purchase price per share of common stock repurchased in the Share Repurchases to equal the closing price per share of the common stock on the date of pricing of the Notes. These Share Repurchases could increase, or reduce the size of any decrease in, the market price of BILL’s common stock, resulting in a higher effective conversion price for the Notes. No assurance can be given as to how much, if any, of BILL’s common stock will be repurchased or the terms on which they will be repurchased. The offering of the Notes is not contingent upon the repurchase of the common stock.

If the initial purchasers exercise their option to purchase additional Notes, BILL may use the resulting additional proceeds of the sale of the additional Notes to pay the cost of entering into the additional capped call transactions and for general corporate purposes, which may include additional repurchases of the Existing Notes from time to time following the offering, or the repayment at maturity, of the Existing Notes, additional repurchases of BILL’s common stock, working capital, capital expenditures and potential acquisitions and strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes, the Existing Notes or the common stock (including the shares of the common stock, if any, into which the Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

The Notes and any shares of the common stock issuable upon conversion of the Notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding BILL’s proposed offering of the Notes, the expected use of net proceeds of the offering, including the Existing Note Repurchases and Share Repurchases and effects thereof, and expectations regarding the effect of the expected capped call transactions and the actions of the capped call counterparties and their respective affiliates. Factors that may contribute to such differences include, but are not limited to, risks related to whether BILL will consummate the offering of the Notes on the expected terms, or at all, the anticipated principal amount of the Notes, which could differ based upon market conditions, whether the capped call transactions will become effective, the expected use of the net proceeds from the offering, which could change as a result of market conditions or for other reasons, prevailing market and other general economic, industry or political conditions in the United States or internationally, and whether BILL will be able to satisfy the conditions required to close any sale of the Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect BILL’s business and financial results, please review the “Risk Factors” described in BILL’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024 filed with the Securities and Exchange Commission (the “SEC”) and in BILL’s other filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. BILL disclaims any obligation to update these forward-looking statements.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

John Welton

john.welton@hq.bill.com